Alternative Securities Market, LLC

C/O: Alternative Securities Markets Group Corporation

4136 Del Rey Avenue

Marina Del Rey, California 90292

LEGAL@ALTERNATIVESECURITIESMARKET.COM

Direct: (800) 366-0908

SUBSCRIPTION AGREEMENT

Secured Investment Certificates:  1 to 200,000

Subject to the terms and conditions of the Secured Investment Certificates described in the Alternative Securities Market, LLC. Offering Circular dated AUGUST 1st, 2015 (the "Offering"), I hereby subscribe to purchase the number of Secured Investment Certificates set forth below for a purchase price of $100.00 per Secured Investment Certificate. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "Alternative Securities Market, LLC" evidencing $100.00 for each Secured Investment Certificate Subscribed, subject to a minimum of ONE Secured Investment Certificate ($100.00).

I understand that my subscription is conditioned upon acceptance by Alternative Securities Market, LLC’s Managing Member, and subject to additional conditions described in the Offering Circular. I further understand that the Managing Member of the Alternative Securities Market, LLC, in his sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of Secured Investment Certificates that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

SUBSCRIPTION AGREEMENT(the “Agreement”) with the undersigned Purchaser for  ______________ Secured Investment Certificates of Alternative Securities Market, LLC, at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per Secured Investment Certificate (aggregate purchase price: $____________________).

CHOOSE THOSE THAT APPLY	NUMBER OF INVESTMENT CERTIFICATES	TERM	WALL STREET JOURNAL’S PRIME RATE	INTEREST DISTRIBUTION PAID TO INVESTOR	INTEREST RATES AS OF MARCH 2nd, 2015
(___)	#_________	6 MONTHS	Prime Plus 1.0%	Monthly	4.25%
(___)	#_________	9 MONTHS	Prime Plus 2.0%	Monthly	5.25%
(___)	#_________	12 MONTHS	Prime Plus 2.5%	Monthly	5.75%
(___)	#__________	15 MONTHS	Prime Plus 3.0%	Monthly	6.25%
(___)	#__________	18 MONTHS	Prime Plus 3.5%	Monthly	6.75%

Made on ________________________________,  by and between Alternative Securities Market, LLC, a California Limited Liability Company (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

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W I T N E S E T H:

WHEREAS, the Company is offering for sale up to TWENTY THOUSAND Secured Investment Certificates (the “Certificates”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

1                    Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Certificates indicated above at the price so indicated.

2.         Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at Alternative Securities Market, LLC, C/O: Alternative Securities Markets Group Corporation, 4136 Del Rey Avenue, Marina Del Rey, California 90292, payable by check to the order of Alternative Securities Market, LLC in the amount of the aggregate purchase price of the Secured Investment Certificates subscribed (the “Certificates”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Certificates.

3          Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Certificates offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Certificates received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Secured Investment Certificates being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Certificates not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Certificates purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

4        Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

(a)    Prior to making the decision to enter into this Agreement and invest in the Certificates subscribed, the Purchaser has received the Offering Statement. On the basis of the foregoing, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Certificates subscribed.  The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Certificates subscribed.

(b)      The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Certificates subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Certificates subscribed.

(c)       The Certificates subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Certificate.

(d)     The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Certificates subscribed will not cause such overall commitment to become excessive.

(e)      The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Certificates subscribed.

(f)      With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)      The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)     The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)       The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

5        Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)        If to any holder of any of the Certificates, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the Alternative Securities Market, LLC, 4136 Del Rey Avenue, Marina Del Rey, California 90292 or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6.   Severability.   Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

7.   Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.      Choice of Law.  This Agreement is made under the laws of the State of California, and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

9        Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

10.        Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.        Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Certificates and payment therefore.

12.        In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

13.        In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

14.        Arbitration:Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Companymaintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of California for agreements made in and to be performed in the state of California. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.    Additional Information.    The Purchaser realizes that the Certificates are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Certificates are being offered ONLY TO RESIDENTS OF THE STATES OF:

•         California

•         New York

•         Florida

•         Texas

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

                                                                        Alternative Securities Market, LLC.

                                                            By: ______________________________________________

                                                                Mr. Steven J. Muehler, Managing Member

PURCHASER:

                                                         _____________________________________________                                                                              Signature of Purchaser

                                                         _________________________________________________                                                                  Printed Name

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

  Income Tax Bracket:

            (__) 15% or less

            (__) 15-27%

            (__) 28% or more

  When do you expect to need the funds from your Investments:

            (__) Less than one year

            (__) 1-3 years

            (__) 3-5 years

            (__) 6-10 years

            (__) 11+ years

  Net Worth (excluding your home):

            (__) $1 to $5,000

            (__) $5,001 to $10,000

            (__) $10,001 to $50,000

            (__) $50,000 to $100,000

            (__) $100,001 to $500,000

            (__) $500,001 to $999,999

            (__) $1,000,000 to $5,000,000

            (__) Greater than $5M

  Annual Income:

            (__) Less than $15,000

            (__) $15,001 to $25,000

            (__) $25,001 to $50,000

            (__) $50,001 to $100,000

            (__) $100,001 to $150,000

            (__) $150,000 to $199,000

            (__) $200,000 to $300,000

            (__) More than $300,000

  Household Income:

            (__) Less than $15K

            (__) $15,001 to $25,000

            (__) $25,001 to $50,000

            (__) $50,001 to $100,000

            (__) $100,001 to $150,000

            (__) $150,001 to $199,999

            (__) $200,000 to $300,000

            (__) More than $300,000

  Past Private Equity or Private Debt Investments:

            (__) None

            (__) One Investment

            (__) 2-5 Investments

            (__) Six or Move Investments

  Employment Status:

            (__) Student

            (__) Self-Employed

            (__) Employed in Same Field Less than Five Years

            (__) Employed in Same Field Five Years or More

            (__) Retired

            (__) Unemployed

  Education:

            (__) None

            (__) GED

            (__) High School

            (__) College 2 Year

            (__) College 4 Year

            (__) Masters/PHD

  Annual Expenses:

            (__) $50,000 or Less

            (__) $50,001 to $100,000

            (__) $100,001 to $250,000

            (__) $250,001 to $500,000

            (__) Over $500,000

  Liquid Net Worth:

            (__) $1 to $5,000

            (__) $5,001 to $10,000

            (__) $10,001 to $50,000

            (__) $50,001 to $100,000

            (__) $100,001 to $500,000

            (__) $500,001 to $999,999

            (__) $1,000,000 to $5,000,000

            (__) Greater than $5,000,000

  Marital Status:

            (__) Single

            (__) Married

            (__) Domestic Partner

            (__) Divorced

            (__) Widowed

  Number of Dependents:

            (__) One

            (__) Two to Three

            (__) Four to Five

            (__) Greater than Five

  Are you or any of your immediate family employed by or associated with the Securities Industry?

            (__) YES

            (__) NO

  Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

            (__) YES

            (__) NO

  Notify me of new investments as they are added to the Alternative Securities Market

            (__) YES

            (__) NO

DISCLAIMER

The Alternative Securities Market is entrusted with the authority to preserve and strengthen the quality and public confidence in Alternative Securities and Alternative Investments. The Alternative Securities Market stands for Integrity and Ethical practices in order to enhance investor confidence in Alternative Securities and Alternative Investments, thereby contributing to the financial health of the overall economy, and supporting the capital formation process. From the Alternative Securities Market’s Early and Development Stage Companies, to Operating Companies of International Stature, each are recognized as sharing these important traits that we hold true.

The Alternative Securities Market, therefore has broad discretionary authority over the initial and continued listing and trade of securities on the Alternative Securities Market in order to maintain the quality, the public confidence in the Alternative Securities Market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.

The Alternative Securities Market may use such discretion to deny any application of any Issuer applying for listing for trade, apply additional or more stringent criteria for the initial or continued listing of any securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on the Alternative Securities Market inadvisable or unwarranted in the opinion of the Alternative Securities Market, even though the securities meet all enumerated criteria for initial or continued listing on the Alternative Securities Market.